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[GRAPHIC OMITTED]  IMPAX
                   LABORATORIES, INC.

Company Contacts:                     Investor Relations Contacts:
IMPAX Laboratories, Inc.              Lippert/Heilshorn & Associates, Inc.
Barry R. Edwards, Co-CEO              Kim Sutton Golodetz (kgolodetz@lhai.com)
(215) 289-2220 Ext. 1771              (212) 838-3777
Larry Hsu, Ph.D. President            Bruce Voss (bvoss@lhai.com)
(510) 476-2000 Ext. 1111              (310) 691-7100
Cornel C. Spiegler, CFO               www.lhai.com
(215) 289-2220 Ext. 1706
www.impaxlabs.com



                      IMPAX RECEIVES FDA TENTATIVE APPROVAL
                      FOR A GENERIC VERSION OF OXYCONTIN(R)

                           Fifth ANDA Approval in 2003

HAYWARD, Calif. (September 5, 2003) - IMPAX Laboratories, Inc. (NASDAQ NM: IPXL) announced that the U.S. Food and Drug Administration (FDA) has granted tentative approval to the Company's Abbreviated New Drug Application (ANDA) for a generic version of Oxycontin(R) (Oxycodone Hydrochloride) Controlled Release Tablets, 80 mg. Purdue Pharma markets Oxycontin for the management of moderate to severe pain. According to NDCHealth, U.S. sales of Oxycontin Controlled Release Tablets, 80 mg were $587 million for the 12 months ended July 31, 2003.

Final approval is contingent upon the earlier of (1) the resolution of pending patent-infringement litigation brought by Purdue Pharma against IMPAX, or (2) the expiration of the 30-month stay process under the Hatch-Waxman Amendments; and the expiration of any generic marketing exclusivity. Final approval is also dependent upon FDA's evaluation of any new information subsequent to this tentative approval.

IMPAX Laboratories previously announced FDA acceptance of the Company's ANDA filing for Oxycodone Hydrochloride Extended Release Tablets, 80 mg in December 2001 and commented on the filing of a lawsuit by Purdue Pharma alleging patent infringement relating to the ANDA in April 2002. The litigation with Purdue Pharma is still ongoing.

In addition, IMPAX currently has ANDAs pending at the FDA for Oxycontin Controlled Release Tablets, 10, 20 and 40 mg strengths with combined U.S. sales of approximately $1.2 billion for the 12 months ended July 31, 2003, according to NDCHealth data.

 "This tentative approval is our fifth ANDA approval this year," said Larry Hsu, Ph.D. IMPAX's President. "We are pleased to see our new product pipeline continue to progress through FDA and add to our growing portfolio of products."

IMPAX currently has 18 applications pending at the FDA, including four tentatively approved, which address approximately $7.1 billion in U.S. branded product sales for the twelve months ended June 30, 2003. Fifteen of these filings were made under Paragraph IV of the Hatch-Waxman Amendments.
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IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and intends to market its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:
To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause Impax's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, Impax's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, Impax's ability to successfully develop and commercialize pharmaceutical products, Impax's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in Impax's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and Impax undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

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